Exhibit 99.1

FOR:	PW Eagle, Inc. 222 South Ninth Street, Suite 2880 Minneapolis, MN 55402 (Nasdaq-NMS: “PWEI”)
CONTACT: William H. Spell
Chief Executive Officer, PW Eagle, Inc. 612/305-0339

PW EAGLE ANNOUNCES STRATEGIC INITIATIVE

Company Integrates Management Teams, Separates PE Pipe Business and Announces

Targeted Assets Sales to Reduce Debt; Conference Call and Webcast Scheduled for

October 6, 2003 at 2:30 p.m. Central Time

MINNEAPOLIS—October 2, 2003—PW Eagle, Inc. (Nasdaq-NMS: “PWEI”) today announced various comprehensive strategic developments to increase the value of the Company. The announcements regard certain changes to improve operating efficiencies and reduce costs, and to various financial transactions and initiatives to improve the Company’s balance sheet. The Company also announced that it has completed several objectives in connection with this initiative and that it was confident that it will complete the remainder of the goals of this initiative over the next several months.

The anticipated operational changes include centralizing and integrating the management team, integrating the PW Pipe and Extrusion Technologies (ETI) business units and focusing on its core PVC pipe business by divesting and spinning off its non-core businesses.

The strategy is designed in part to strengthen PW Eagle’s balance sheet by reducing debt through the sale of non-core assets, raising additional equity, and reducing or eliminating the Company’s subordinated debt. The Company also anticipates increasing its liquidity through a revised, enhanced senior credit facility. Taking these actions will deleverage the Company and provide the Company with increased operational flexibility to pursue growth opportunities in its core PVC pipe business.

Single Integrated Management Team

PW Eagle has combined the management teams of its PWPipe and ETI business units into a single operating management team. Effective October 1, 2003, Jerry Dukes (formerly Senior Vice President, Operations, for ETI) will serve as President. Jack Cobb will continue as Executive Vice President, Operations, responsible for all plant operations. Roger Robb has decided to leave the Company to pursue other interests, but he will remain with the Company for a transition period. He will be sorely missed. Former ETI president Scott Long will succeed Mr. Robb as Chief Financial Officer. The other officers of the Company will remain in their present positions. Both Jerry Dukes and Scott Long will relocate to our operating headquarters, which will remain in Eugene, Oregon.

In announcing these changes, Chief Executive Officer William Spell said, “One of the real strengths of PW Eagle is the breadth and depth of its senior management team. We are very pleased with the unified team that we now have in place to focus on our strategy of growing our sales and making PW Eagle an even more efficient and low cost producer of PVC pipe. Jerry Dukes, our new President, has had a long and successful career in the PVC pipe industry, including 15 years at ETI. We believe that he is a strong leader who can successfully integrate PW Pipe and ETI and lead PW Eagle forward. We are also pleased that Scott Long is available to move into the CFO position. Both Jerry and Scott have experience in all aspects of our business including sales, operations and finance.”

PW Eagle also anticipates that after a transition period during which the new management team completes the integration of the businesses, many of the day-to-day responsibilities of Mr. Spell, and Dobson West, the Chief Administrative Officer and General Counsel, will be transferred to the operating management team. While the membership of the Company’s Board of Directors will remain unchanged, Mr. Spell will become Co-Chairman with Harry Spell, the current Chairman. In that capacity Mr. Spell will focus on monitoring the management team, maintaining critical financial and other relationships and addressing strategic matters. Mr. West will continue as the Secretary advising the Board and assisting with various issues and special projects. After a transition period, PW Eagle expects that its corporate headquarters will also move to Eugene, Oregon.

In commenting on these management changes, Mr. Spell said, “By integrating the management teams and centralizing both the operational and corporate headquarters functions in Eugene, PW Eagle will be a stronger, more efficient company. These changes will not only reduce expenses but we believe they will also accelerate the decision making process and improve the Company’s performance. My future role and the activities that I will be involved with are consistent with those functions in other companies where I am a board member and significant shareholder.”

Integration of the PW Pipe and ETI Business Units

When PW Eagle acquired ETI in March 2003, the PW Pipe and ETI business units were left intact to operate cooperatively but separately. In order to become more efficient, to cut costs and to accelerate the potential synergies from combining the two businesses, the new management team will fully integrate the two business units. The management team believes that integration plans will be completed this fall and should be fully executed during early 2004.

Sale of MidStates Plastics, Inc.

As part of the Company’s strategy of reducing its debt and focusing on its core PVC pipe business, PW Eagle announced the sale of the assets of its subsidiary, MidStates Plastics, Inc., a manufacturer of plastic water meter boxes, to Carson Industries, LLC. This transaction permitted the Company to reduce its senior bank debt by over $4 million.

Additional Potential Asset Sales

As previously announced, the Company has signed an agreement to sell its idled facility in Phoenix, Arizona that has been closed since November 2001. The closing of the sale is still pending. The cash proceeds from this sale are expected to be approximately $2.3 million. In addition, the Company will no longer incur the expenses of holding and maintaining this property.

The Company is in discussions with a potential buyer for a sale/leaseback transaction for the PW Eagle facilities located in Visalia, California and Sunnyside, Washington. The Company believes that it will be able to complete this transaction in the fourth quarter of 2003.

PW Eagle is also in discussions with a potential buyer for the Hastings, Nebraska and Baker City, Oregon facilities that have been leased to PW Poly. The Company believes that it will be able to conclude the sales of these properties in the fourth quarter of 2003.

These sales will all provide additional cash that will be used to reduce the Company’s senior bank debt.

Separation of the Polyethylene Pipe Business

PW Eagle has transferred its polyethylene pipe business to a separate wholly owned subsidiary, PW Poly Corp. In the transaction, PW Eagle transferred the machinery and equipment, inventory and intangibles related to its polyethylene pipe business to PW Poly, and PW Poly assumed certain payables related to that business. PW Eagle retained the accounts receivable and will retain the proceeds resulting from their collection. In addition, PW Poly paid PW Eagle $1.5 million in cash upon transfer of the assets. PW Poly has established a separate credit facility with Wells Fargo Business Credit that provided the funds for the cash payment to PW Eagle and will provide working capital financing for the business. PW Poly is leasing the polyethylene pipe facilities in Hastings, Nebraska and Baker City, Oregon from PW Eagle on a triple net basis. PW Eagle is seeking buyers for those two properties. If PW Eagle is successful at selling those properties, it will retain the proceeds from those sales, and the buyer will become the landlord under the leases.

PW Poly’s Board of Directors will consist of William Spell, Harry Spell and Bruce Richard, all members of the Board of PW Eagle. Larry Fleming, who has been the President of the PW Poly division, will be the President of our new PW Poly subsidiary. The PW Eagle employees who worked in the PW Poly division have become employees of PW Poly. In addition, PW Poly has established its own administrative infrastructure to operate as a stand-alone entity, although it will continue to share some functions with PW Eagle for a period of time.

PW Poly, together with an affiliate of William Blair Mezzanine Capital Partners and members of the management team of the acquired company, has acquired the business of W.L. Plastics, LLC. In the transaction, PW Poly will receive an equity interest in W.L. Plastics and will have the right to increase its equity ownership in W.L. Plastics to approximately 30% on a fully diluted basis by acquiring additional equity between now and January 16, 2004.

PW Poly focuses on extruding small diameter polyethylene pipe in sizes up to 8 inches in diameter. While there is some overlap in sizes, W.L. Plastics focuses primarily on extruding larger diameter polyethylene pipe with the bulk of its products currently in the 8-inch to 24-inch diameter sizes. While the two businesses do not have common ownership, they do anticipate cooperating in ways that should benefit both companies.

In order to maximize the value of PW Poly, including its investment in W.L. Plastics, management believes that it is important that it be separated entirely from the PVC pipe business. As a result, PW Eagle intends spin-off the PW Poly shares to the PW Eagle shareholders. PW Eagle anticipates that it will distribute one share of PW Poly stock for each share of PW Eagle stock held by those shareholders of PW Eagle who beneficially own 8,000 shares or more of PW Eagle stock. Those shareholders of PW Eagle who beneficially own less than 8,000 shares will receive a cash distribution for each of their shares of PW Eagle stock in an amount equal to the value of a share of PW Poly stock. The exact amount of the cash dividend has not been finalized. The Company expects to announce the full details of the transaction later this fall and expects that the distribution will occur most likely during January 2004.

To raise the funds necessary to make the cash dividend, PW Eagle intends to sell shares of PW Poly to a limited number of accredited investors in a private sale. As a result, those shareholders of PW Eagle who beneficially own at least 8,000 shares of PW Eagle will own the same percentage of PW Poly on a fully diluted basis as they own of PW Eagle on a fully diluted basis. Those shareholders of PW Eagle who beneficially own less than 8,000 shares of PW Eagle will not own any portion of PW Poly, but will receive a cash dividend with a value on a per share basis equal to the value of a share of PW Poly. The holders of warrants to acquire PW Eagle stock will receive shares of PW Poly on the same basis they would have received if they had already exercised the warrants. The holders of options to acquire PW Eagle stock will receive an option to acquire a similar number of shares of PW Poly.

This distribution of PW Poly shares or cash to the shareholders of PW Eagle stock is subject to final approval by an independent committee of the Board of Directors of PW Eagle, the issuance of an opinion as to the PW Eagle independent committee as to the value of PW Poly by an independent investment banker, the approval of the transaction by PW Eagle’s lenders and certain governmental approvals and the private sale of some of the shares of PW Poly by PW Eagle to raise the cash necessary to make the cash distribution. The Company anticipates that all of these conditions will be satisfied and the distribution of PW Poly shares and cash will occur within 90 to 120 days. A record date for this transaction has not yet been established. This transaction will be a taxable event for PW Eagle and will also be a taxable event for the PW Eagle shareholders.

THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER TO SELL ANY SECURITIES OF PW EAGLE OR PW POLY.

Mr. Spell in commenting on the PW Poly transaction said, “Although our polyethylene pipe business is a very nice small business, we do not believe that its value will be fully recognized as long as it is a part of PW Eagle. By making it a stand-alone business with its own management team, credit facility and infrastructure, it will have the ability to grow and prosper. The Board plans to grow PW Poly both organically and through acquisition in the small diameter polyethylene pipe business. This segment of the industry is very fragmented and provides a good opportunity to grow through acquisition. The distribution to the shareholders of PW Eagle will permit all PW Eagle shareholders to recognize the current value of PW Poly either by receiving shares of its stock or receiving an immediate cash distribution. This value is greatly enhanced by PW Poly’s interest in W.L. Plastics, which provides participation in the growing large diameter segment of the polyethylene pipe industry.”

Amended Credit Facilities

The Company has entered into amendments to its credit agreements with both its senior and subordinated debt lenders. These amendments positively adjust the financial covenants for the balance of 2003 to reflect the difficult economic environment in which the Company has been operating this year. As a result, the Company was in compliance with all of its credit agreements at the end of the third quarter, ending September 30, 2003, and expects to remain in compliance through the end of the year. These amendments should provide the Company with ample time to further adjust its balance sheet and revise its loan arrangements so as to avoid future covenant defaults.

Mr. Spell commented, “I am pleased that both our senior and subordinated debt lenders have been willing to work with us through what has been a very difficult economic environment in our industry. While the economic conditions in our industry in the second and much of the third quarter have been at least as bad as those we faced in 2001, we have been able to maintain significant positive cash flow as a result of our restructuring and cost saving efforts in 2001 combined with our ongoing focus on improving our efficiency and reducing our costs.”

Additional Balance Sheet Plans

The proceeds to the Company from many of the transactions announced and discussed today will reduce the Company’s senior debt. This debt reduction together with the synergies from combining the PW Pipe and ETI businesses and the improving economic environment may make it possible for PW Eagle to repay some or all of its subordinated debt. In order to accomplish this repayment, the Company has retained an investment banker to seek additional equity for the Company. PW Eagle is also currently in discussions with its senior lenders with respect to entering into a revised, enhanced credit facility that would dramatically reduce the fixed charges and provide increased liquidity to the Company. Obtaining this revised credit facility and paying off the subordinated debt will be conditioned on completing some or all of the additional transactions discussed above as well as obtaining all or a portion of the equity infusion that the Company is seeking.

Mr. Spell concluded, “I am very excited about these strategic developments and am very optimistic about the future of PW Eagle. With the transactions and management changes that we announced today, we have made significant progress towards our goals of deleveraging the Company, strengthening our balance sheet, focusing on our core PVC pipe business, becoming an even more efficient and low cost producer and increasing our operational flexibility. We will continue to work to implement this strategy by pursuing the additional transactions that were announced today. Our plan for eliminating the subordinated debt, providing additional equity footing for the Company and entering into a senior credit facility will provide us with significantly more financial flexibility and should make PW Eagle a stronger company. We are confident that PW Eagle is positioned to take advantage of the improvement in the general economy and the continuing recovery in the plastic pipe industry.”

Conference Call and Webcast

PW Eagle will hold a webcast and conference call on Monday, October 6, 2003 at 2:30 p.m. Central Time to discuss this strategic initiative. The conference call will be available live on the Internet at www.pweagleinc.com. The call will also be archived at that location for one week following its original webcast. The conference call telephone number is 1-800-946-0719. Use 100268 as the confirmation code to access the call and please call a few minutes before the beginning of the call.

About the Company

PW Eagle, Inc. is a leading producer of PVC pipe and also produces polyethylene pipe through its PW Poly subsidiary. The Company operates eleven manufacturing facilities in the United States. PW Eagle’s common stock is traded on the Nasdaq National Market under the symbol “PWEI.”

Information Available on our Website

This press release and our periodic reports filed with or furnished to the Securities and Exchange Commission are available on our website at www.pweagleinc.com under the heading “Investor Relations.”

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING INFORMATION AND ACTUAL RESULTS MAY DIFFER

Statements that PW Eagle, Inc. may publish, including those in this announcement that are not strictly historical are “forward looking” statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements made in this press release, particularly those made by William H. Spell, regarding the Company’s expectations that: (i) the unified team of ETI and PW Eagle will make PW Eagle an even more efficient and low cost producer of PVC pipe; (ii) that Jerry Dukes can successfully integrate PW Pipe and ETI; and (iii) the integration of management teams and centralizing both the operational and corporate headquarters in Eugene will make PW Eagle stronger and that these changes will reduce costs and accelerate the decision making process; (iv) the integration plans will be completed by this fall and should be fully implemented during early 2004; (v) that the spin-off of the PW Poly shares will occur within 90 to 120 days are “forward looking” statements which involves known and unknown risks and uncertainties that may cause the actual results to differ materially from those expected and stated in this announcement. Actual results could differ if the economy and particularly the segments of the economy that impact the Company’s business do not grow and perform at least as well as forecast. In addition, actual results could differ as a result of: (i) a slowdown in the United States economy; (ii) the failure of the Gross Domestic Product to improve during the second half of 2003; (iii) an increase in interest rates; (iv) a decline in the construction of commercial and residential building; (v) a decline in our raw material prices; and (vi) a greater supply of PVC and PE pipe than market demand for such products caused by cyclical fluctuations in the supply and demand for pipe. In addition, the integration of PW Eagle and ETI may be difficult and expensive and may not make PW Eagle a more efficient and low cost producer of plastic pipe. It is not possible to foresee or identify all factors that could cause actual results to differ from expected or historical results. As such, you should not consider any list of such factors to be an exhaustive statement of all risks, uncertainties or potential inaccurate assumptions. We undertake no obligation to update “forward-looking” statements.

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